Exhibit (a)(3)

SENSE TECHNOLOGIES INC.

NOTICE OF WITHDRAWAL OF
CONVERTIBLE UNSECURED PROMISSORY NOTES
PREVIOUSLY ELECTED FOR EXCHANGE
PURSUANT TO THE OFFERING CIRCULAR DATED AUGUST 25, 2003

If you previously elected to exchange your Existing Notes for Class A Shares of Sense Technologies Inc. (the “Company”) by delivering an Election Form to the Company and you would like to withdraw your election to exchange, you must complete and sign this Notice of Withdrawal and return it by hand, mail or facsimile to:

Sense Technologies Inc., 800 Clanton Road, Suite U, Charlotte, North Carolina 28217
Attention: Jim Cotter, President
Facsimile No. (704) 522-7944

We must RECEIVE your Notice of Withdrawal before midnight, Eastern Time, on September 22, 2003, unless (i) the Offer is extended, in which case this notice must be received before the extended expiration of the Offer or (ii) we have not accepted your Existing Notes for exchange by Friday, September 22, 2003, in which case this notice must be received before we accept or reject the Existing Notes. The method by which you deliver the Notice of Withdrawal is at your sole option and risk, and delivery will be deemed effective only when actually received by the Company. If you elect to deliver the Notice of Withdrawal by mail, we recommend that you use registered or certified mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery.

(All capitalized terms used herein but not defined shall have the meaning given to them in the Offering Circular.)

TO:      SENSE TECHNOLOGIES INC.

I previously received the Offer to Exchange dated August 25, 2003 and the Election Form to Exchange Existing Notes into Class A Shares. I signed and returned the Election Form, thereby electing to exchange those Existing Notes described therein for Class A Shares of the Company. I now wish to withdraw my election with respect to those Existing Notes. By withdrawing my election, I understand that I will continue to hold the Existing Notes which will continue to be governed by the terms and conditions pursuant to which they were granted.

I have completed and signed the following exactly as my name appears on the original Election Form. If this Notice of Withdrawal is signed by a trustee, executor, administration, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person to so act must be submitted with this Notice of Withdrawal.

__________________________________________________
(Print Name)

__________________________________________________
Signature

__________________________________________________
Title (if applicable)

Date: ______________________________________________